As filed with the Securities and Exchange Commission on May 26, 2021

    REGISTRATION NO. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

NEUROMETRIX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware        04-3308180
(State or Other Jurisdiction        (I.R.S. Employer
of Incorporation or Organization)    Identification No.)

4b Gill Street
Woburn, Massachusetts 01801
(781) 890-9989
(Address, Including Zip Code, of Principal Executive Offices)

NEUROMETRIX, INC. TWELFTH AMENDED AND RESTATED 2004 STOCK OPTION AND INCENTIVE PLAN
NEUROMETRIX, INC. FIFTH AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer
NEUROMETRIX, INC.
4b Gill Street
Woburn, Massachusetts 01801
(781) 890-9989
(Name, Address and Telephone Number, Including
Area Code, of Agent For Service)

Copies to:

Megan N. Gates, Esq.
Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Telephone: (617) 542-6000
Fax: (617) 542-2241

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	Accelerated filer
Non-accelerated filer (do not check if a smaller reporting company)	Smaller reporting company
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.0001 par value	652,500 shares	$2.90	$1,892,250	$206.44
Rights to purchase Series A Junior Participating Cumulative Preferred Stock, $.001 par value	(3)	(3)	(3)	None

(1)    The number of shares of common stock, par value $.0001 per share (“Common Stock”), stated above consists of: (i) 500,000 shares available for issuance under the NeuroMetrix, Inc. Twelfth Amended and Restated 2004 Stock Option and Incentive Plan (together with previous versions of such plan, the “Twelfth Amended and Restated Stock Plan”) plus such indeterminate number of additional shares of Common Stock as may be required pursuant to the Twelfth Amended and Restated Stock Plan in the event of a stock dividend, stock split, recapitalization, or other similar event and (ii) 152,500 shares which may be sold upon the exercise of options which may hereafter be granted under the NeuroMetrix, Inc. Fifth Amended and Restated 2010 Employee Stock Purchase Plan (the “2010 ESPP” and together with the Twelfth Amended and Restated Stock Plan, the “Plans”). The maximum number of shares which may be sold pursuant to the 2010 ESPP is subject to adjustment in accordance with certain anti-dilution and other provisions of the 2010 ESPP. Accordingly, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares which may be issuable pursuant to the Plans described herein.

(2)    This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices per share of the Common Stock on the Nasdaq Capital Market as of a date (May 25, 2021) within five business days prior to filing this Registration Statement.

(3)    Pursuant to the Shareholder Rights Agreement, dated as of March 7, 2007, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as amended, each share of Common Stock has an attached right to purchase a fraction of a share of Series A Junior Participating Cumulative Preferred Stock, par value $0.001 per share, of the Company (the “Rights”), which Rights are not currently exercisable, on the terms set forth in the Rights Agreement. No separate consideration will be received for the Rights.

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans. The documents containing the information specified in Part I will be delivered to the participants in the Plans as required by Rule 428(b)(1) under the Securities Act.

The numbers in this Registration Statement reflect two 1-for-6 reverse splits of our Common Stock completed on September 1, 2011 and February 15, 2013, a 1-for-4 reverse split of our Common Stock completed on December 1, 2015, a 1-for-8 reverse split of our Common Stock completed on May 11, 2017 and a 1-for-10 reverse split of our Common Stock completed on November 18, 2019.

Twelfth Amended and Restated Stock Plan

This Registration Statement on Form S-8 hereby registers 500,000 additional shares of Common Stock for issuance under the Twelfth Amended and Restated Stock Plan. In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the original Registration Statement on Form S-8 filed by the Company with respect to the Twelfth Amended and Restated Stock Plan on August 9, 2004 (File No. 333-118059) and the additional Registration Statements on Form S-8 filed by the Company with respect to the Twelfth Amended and Restated Stock Plan on June 22, 2006 (File No. 333-135242), May 27, 2008 (File No. 333-151195), June 3, 2009 (File No. 333-159713), August 3, 2012 (File No. 333-183071), June 17, 2013 (File No. 333-189393), July 14, 2014 (File No. 333-197407), July 23, 2015 (File No. 333-205827), May 13, 2016 (File No. 333-211379), June 1, 2017 (File No. 333-218431), July 19, 2018 (File No. 333-226245), and January 28, 2020 (File No. 333-236105), together with all exhibits filed therewith or incorporated therein by reference.

2010 ESPP

This Registration Statement on Form S-8 hereby registers 152,500 additional shares of Common Stock for issuance under the 2010 ESPP.
In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the original Registration Statement on Form S-8 filed by the Company with respect to the 2010 ESPP on May 28, 2010 (File No. 333-167180) and the additional Registration Statements on Form S-8 filed by the Company with respect to the 2010 ESPP on April 28, 2011 (File No. 333-173769), August 3, 2012 (File No. 333-183701), February 25, 2013 (File No. 333-186827), July 14, 2014 (File No. 333-197407), July 23, 2015 (File No. 333-205827), May 13, 2016 (File No. 333-211379), June 1, 2017 (File No. 333-218431), July 19, 2018 (File No. 333-226245) and January 28, 2020 (File No. 333-236105), together with all exhibits filed therewith or incorporated therein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Identification of Exhibits
4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed on August 9, 2004, File No. 333-118059, and incorporated in this document by reference).
4.2.1	Certificate of Designations for Series A Junior Cumulative Preferred Stock (filed as Exhibit 3.1 to the Registration Statement on Form 8-A filed on March 8, 2007, File No. 001-33351, and incorporated in this document by reference).
4.2.2	Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 6, 2013, File No. 001-33351, and incorporated in this document by reference).
4.2.3	Certificate of Designation of Preferences, Rights and Limitations of Series A-2 Convertible Preferred Stock (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on June 6, 2013, File No. 001-33351, and incorporated in this document by reference).
4.2.4	Certificate of Designation of Preferences, Rights and Limitations of Series A-3 Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 25, 2014, File No. 001-33351, and incorporated in this document by reference).
4.2.5	Certificate of Designation of Preferences, Rights and Limitations of Series A-4 Convertible Preferred Stock (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on June 25, 2014, File No. 001-33351, and incorporated in this document by reference).
4.2.6
Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 29, 2015, File No. 001-33351, and incorporated in this document by reference).

4.2.7
Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 30, 2015, File No. 001-33351, and incorporated in this document by reference).

4.2.8
Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 3, 2016, File No. 001-33351, and incorporated in this document by reference).

4.2.9
Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 29, 2016, File No. 001-33351, and incorporated in this document by reference).

4.2.10
Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 11, 2017, File No. 001-33351, and incorporated in this document by reference).

4.3	Certificate of Amendment to Restated Certificate of Incorporation of NeuroMetrix, Inc., dated September 1, 2011 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 1, 2011, File No. 001-33351, and incorporated in this document by reference).
4.4	Certificate of Amendment to Restated Certificate of Incorporation of NeuroMetrix, Inc., dated February 15, 2013 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 15, 2013, File No. 001-33351, and incorporated in this document by reference).
4.5	Certificate of Amendment to Restated Certificate of Incorporation of NeuroMetrix, Inc., dated December 1, 2015 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 1, 2015, File No. 001-33351, and incorporated in this document by reference).
4.6	Certificate of Amendment to Restated Certificate of Incorporation of NeuroMetrix, Inc., dated May 11, 2017 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 12, 2017, File No. 001-33351, and incorporated in this document by reference).

4.7	Certificate of Amendment to Restated Certificate of Incorporation of NeuroMetrix, Inc., dated November 18, 2019 (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 18, 2019, File No. 001-33351, and incorporated in this document by reference).
4.8	Shareholder Rights Agreement, dated as of March 7, 2007, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.1 to the Registration Statement on Form 8-A filed on March 8, 2007, File No. 001-33351, and incorporated in this document by reference).
4.9	Amendment to Shareholder Rights Agreement, dated September 8, 2009, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on September 14, 2009, File No. 001-33351, and incorporated in this document by reference).
4.10	Amendment No. 2 to Shareholder Rights Agreement, dated June 5, 2013, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 6, 2013, File No. 001-33351, and incorporated in this document by reference).
4.11	Amendment No. 3 to Shareholder Rights Agreement, dated June 25, 2014, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on June 25, 2014, File No. 001-33351, and incorporated in this document by reference).
4.12	Amendment No. 4 to Shareholder Rights Agreement, dated May 28, 2015, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q filed on July 23, 2015, File No. 001-33351, and incorporated in this document by reference).
4.13	Amendment No. 5 to Shareholder Rights Agreement, dated December 29, 2015, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 30, 2015, File No. 001-33351, and incorporated in this document by reference).
4.14	Amendment No. 6 to Shareholder Rights Agreement, dated June 3, 2016, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent(filed as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on June 3, 2016, File No. 001-33351, and incorporated in this document by reference).
4.15	Amendment No. 7 to Shareholder Rights Agreement, dated December 28, 2016, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on December 29, 2016, File No. 001-33351, and incorporated in this document by reference).
4.16	Amendment No. 8 to Shareholder Rights Agreement, dated February 8, 2017, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.2.9 to the Registrant’s Annual Report on Form 10-K filed on February 8, 2017, File No. 001-33351, and incorporated in this document by reference).
4.17	Amendment No. 9 to Shareholder Rights Agreement, dated July 10, 2017, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on July 11, 2017, File No. 001-33351, and incorporated in this document by reference).
4.18	Amendment No. 10 to Shareholder Rights Agreement, dated February 5, 2018, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.2.11 to the Registrant’s Annual Report on Form 10-K filed on February 8, 2018, File No. 001-33351, and incorporated in this document by reference).
4.19	Amendment No. 11 to Shareholder Rights Agreement, dated January 21, 2019, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.2.12 to the Registrant’s Annual Report on Form 10-K filed on January 24, 2019, File No. 001-33351, and incorporated in this document by reference).
4.20
Amendment No. 12 to Shareholder Rights Agreement, dated January 24, 2020, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.3.13 to the Registrant’s Annual Report on Form 10-K filed on January 27, 2020, File No. 001-33351, and incorporated in this document by reference).

4.21
Amendment No. 13 to Shareholder Rights Agreement, dated January 24, 2020, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.3.14 to the Registrant’s Annual Report on Form 10-K filed on January 29, 2021, File No. 001-33351, and incorporated in this document by reference).

4.22		Specimen certificate for shares of Common Stock (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on May 13, 2004, as amended, File No. 333-115440, and incorporated in this document by reference).
5.1	*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1		Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).
23.2	*	Consent of Moody, Famiglietti & Andronico, LLP.
24.1		Powers of Attorney (included in the signature page to this Registration Statement).
99.1
NeuroMetrix, Inc. Twelfth Amended and Restated 2004 Stock Option and Incentive Plan (filed as Appendix A to the Registrant’s Proxy Statement for its 2021 Annual Meeting of Stockholders, filed on March 16, 2021, File No. 001-33351, and incorporated in this document by reference).

99.2		NeuroMetrix, Inc. Fifth Amended and Restated 2010 Employee Stock Purchase Plan, as amended (filed as Appendix B to the Registrant’s Proxy Statement for its 2021 Annual Meeting of Stockholders, filed on March 16, 2021, File No. 001-33351, and incorporated in this document by reference).
________________

*	Filed herewith.

SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woburn, Massachusetts on this 25th day of May, 2021.

    NEUROMETRIX, INC.

    By     /s/     SHAI N. GOZANI, M.D., PH.D.
            Shai N. Gozani, M.D., Ph.D.
            President and Chief Executive Officer

    Each person whose signature appears below constitutes and appoints Shai N. Gozani, M.D., Ph.D. and Thomas T. Higgins, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of NeuroMetrix, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                Date

/s/     SHAI N. GOZANI, M.D., PH.D.         President, Chief Executive    May 26, 2021
    Shai N. Gozani, M.D., Ph.D.        Officer and Director (principal
                            executive officer)

/s/     THOMAS T. HIGGINS         Senior Vice President,        May 26, 2021
    Thomas T. Higgins                Chief Financial Officer and
                        Treasurer (principal financial
                        and accounting officer)

/s/     DAVID E. GOODMAN, M.D.         Director            May 26, 2021
    David E. Goodman, M.D.

/s/     NANCY E. KATZ         Director            May 26, 2021
    Nancy E. Katz

/s/ DAVID VAN AVERMAETE         Director            May 26, 2021
    David Van Avermaete